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                                                                    EXHIBIT 12.1

                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             For Fiscal Years Ended

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
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(in thousands, except      Restated
ratios)                      2000         1999          1998           1997          1996
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
Earnings before
  income taxes             $445,393     $316,261      $384,780       $280,512      $267,692
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Less undistributed
  earnings of less than
  fifty percent owned
  affiliates:                (6,605)      (5,943)       (7,388)       (15,813)      (11,136)
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Earnings before
  income taxes              438,788      310,318       377,392        264,699       256,556
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Interest expense            154,482      124,111       133,619        136,831       140,150
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Interest on operating
  leases                     23,838       18,574        18,010         16,950        17,059
                           --------     --------      --------       --------    ----------
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                           $617,108     $453,003      $529,021       $418,480      $413,765
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Total fixed charges         178,320      142,685       151,629        153,781       157,209
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Ratio of earnings to
  fixed charges                3.46         3.17          3.49           2.72          2.63
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